Exhibit 99.1

SUMTOTAL SYSTEMS REPORTS SIGNIFICANT GROWTH IN LICENSE REVENUE AND

TOTAL REVENUE

MOUNTAIN VIEW, CA (February 2, 2005) SumTotal Systems, Inc. (Nasdaq: SUMT), the business performance and learning technology industry’s largest single provider of technologies and solutions, today announced its fourth quarter and full-year financial results ending December 31, 2004.

Fourth Quarter 2004 Results

On a Generally Accepted Accounting Principles (GAAP) basis, fourth quarter license revenue was $1.6 million in 2003 and grew to $8.6 million in 2004. Total revenue increased, year-over-year, from $5.8 million to $18.7 million and net losses declined, year-over- year, from $3.1 million to $1.9 million. A large part of the year-over-year improvement is due to the acquisition of Docent, Inc. by Click2learn, Inc. to form SumTotal Systems, Inc. on March 18, 2004.

On a non-GAAP basis, year-over-year fourth quarter license revenue was up 69%, from $5.2 million to $8.9 million, total revenue was up 36%, from $14.3 million to $19.5 million and net income of $0.2 million improved from a net loss of $4.1 million in the fourth quarter of 2003. As noted below, non-GAAP numbers include the results of both Docent and Click2learn for all periods reported and exclude certain GAAP adjustments associated with Docent’s acquisition by Click2learn.

In announcing the company’s results, Andy Eckert, CEO, said, “Our Company finished 2004 with very positive momentum. License revenues in the fourth quarter grew 69% as we continue to accumulate market share. Deferred revenue grew by 30% from the prior quarter, giving us great confidence as we enter 2005. Our industry is growing up and, as such, is beginning to appreciate the strength and stability of SumTotal. Customers and partners worldwide are looking to us as a company they can trust.”

Fourth Quarter Highlights:

•	Introduced SumTotal Enterprise Suite 7.0, delivering new innovations and combining the best of Docent Enterprise 6.5 and Click2learn’s Aspen 2.5 products.

•	Secured new clients including Altera, Benjamin Moore, Lehman Brothers and Philip Morris, among others.

•	Increased presence with existing clients, including Aetna, Ariba, BAE Systems, Baker Hughes, Kia Motors, Pfizer and Saab, among others.

•	Expanded North American market presence through strategic partnerships with WebEx, Stranix, and Cannon Learning.

•	Expanded international market presence with partners COSMO iNet (Korea), Bernard Julhiet Interactive (France) and HumanSoft (Middle East and North Africa), and through sales to international clients such as Accor (France), National College for School Leadership (UK), Telecom New Zealand and Liverpool (Mexico), among others.

•	Increased presence with the U.S. government sector through sales to the U.S. Army Recruiting Command, U.S. Army Intelligence School, the Defense Acquisition University, the North America Aerospace Defense Command (NORAD) and United States Northern Command, and were named to Military Training Technology Magazine’s Top 100 for 2004.

Full Year 2004 Results

On a GAAP basis, full-year license revenue was up from $9.1 million in 2003 to $22.4 million in 2004, total revenue was up from $29.5 million to $55.2 million. Net loss was $6.2 million in 2003 and $16.0 million in 2004.

On a non-GAAP basis, full year license revenue was up 17%, from $22.5 million to $26.3 million, total revenue was up 10%, from $59.7 million to $65.6 million. Net losses decreased by 54% from $14.3 million to $6.6 million.

Mr. Eckert continued, “Since our merger was completed in March, we have greatly improved our financial performance while continuing to invest in critical product development and customer support operations. Most importantly, we delivered on our commitment to introduce SumTotal 7.0 to the market in the fourth quarter. I’d like to thank our customers, partners and employees for their support this past year. Judging from their reaction, we believe our merger has been a great success.”

Full-Year Highlights:

•	Created SumTotal Systems on March 18, 2004 from the merger of Docent and Click2learn.

•	Introduced SumTotal Enterprise Suite 7.0.

•	Added new clients including BellSouth, Corning, Fannie Mae, Forzani, Hilton Group PLC, Manpower, McCann-Erickson, MayBank, NVIDIA, Petroleos Mexicanos (Pemex), Reynolds & Reynolds, Sovereign Bank and Toshiba, among others.

•	Expanded presence with existing clients including Bank of Montreal, Cendant, ColesMyer Limited, GlaxoSmithKine, Harley-Davidson, M&T Bank, Microsoft, Raytheon, Shell Canada, Southern Company, Standard & Poors, Symantec, Symbol, Toronto Dominion Bank Group, Vodafone, Wachovia and the U.S. Army, among others.

•	Created SumTotal’s inaugural Customer Advisory Board including Cendant, GlaxoSmithKline, Microsoft, NCR, New Horizons, United Airlines, Vodafone, Wyeth, Wachovia, and the U.S. Army, among others.

•	Hosted nine SumTotal Systems User Group meetings across nine cities: Atlanta, Boston, Chicago, Houston, New York, Santa Clara, London, Sydney and Sao Paolo.

Guidance

For the first quarter of 2005, SumTotal estimates it will achieve revenue between $16.0 million and $18.0 million on a GAAP basis. The net loss, also on a GAAP basis, is estimated at between $1.9 million or 9 cents per share and $1.0 million or 5 cents per share. Cash and short-term investments at the end of the first quarter are expected to be between $35 and $37 million.

Non-GAAP Financial Measures

Non-GAAP financial measures exclude certain non-cash and cash items relating to the merger of Docent and Click2learn and related transactions, which are included in the GAAP results. The non-GAAP financial measures also include the full results of both Docent and Click2learn for the periods prior to the merger. The company believes this information, when used in conjunction with the GAAP results, may provide useful additional insight into the underlying operations of the company, but should not be considered superior to, or as a substitute for GAAP measures. A reconciliation of these numbers to the GAAP results is included in this release.

Conference Call

SumTotal Systems will host an investor conference call today, Wednesday, February 2, 2005 at 2:00 p.m. (PST); 5:00 p.m. (EST) to discuss the fourth quarter and full-year financial results ending December 31, 2004.

A live audio webcast will be available to investors and the public from SumTotal’s website at www.sumtotalsystems.com/company/investors. In addition to the webcast, a telephone replay will be available beginning at approximately 5:00 p.m. (PST) today through the close of business on Tuesday, February 8. The replay can be accessed by dialing the U.S. toll-free number: 1-800-207-7077, access code: 4060. The international dial-in number is 1-913-383-5767, access code: 4060.

About SumTotal Systems

SumTotal Systems Inc. (NASDAQ: SUMT) is the business performance and learning technology industry’s largest single provider of technologies, processes and services. Formed by the merger of industry pioneers Docent and Click2learn, the company is uniquely focused on helping organizations harness and manage mission-critical intellectual power to solve real-world business problems and produce significant bottom-line results. SumTotal has helped accelerate performance and profit for more than 600 of the world’s best-known companies and federal and local government agencies, including Microsoft, the U.S. Army, Air Force, Navy and Coast Guard, Vodafone, Lucent, Accenture, Cendant, Harley-Davidson, Wyeth, Wachovia and D & B. SumTotal Systems is headquartered in Mountain View, CA, with offices throughout the U.S., as well as London, Paris, Heidelberg, Sydney, Tokyo and Hyderabad, India.

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SAFE HARBOR STATEMENT/ FORWARD-LOOKING STATEMENTS

Information in this press release and the accompanying conference call contain forward-looking statements. These statements represent SumTotal System’s expectations or beliefs concerning future events and include statements, among others, regarding SumTotal System’s new product, SumTotal 7.0, financial guidance regarding revenue, profitability, cash balance, bookings, projections, operating expenses, and growth of the company, customer satisfaction, future business, industry leadership, timing and features of our product offerings, and customer benefits, and market acceptance of our solutions. These statements are not historical facts or guarantees of future performance or events and are based on current expectations, estimates, beliefs, assumptions, goals and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Additional factors that could cause actual results to differ include, but are not limited to (i) SumTotal Systems limited operating history, and its, along with its predecessor companies, history of losses; (ii) completion of the year end audit by the company’s independent auditors which may result in adjustments to the company’s financial results reported in this press release and the accompanying conference call; (iii) customers or partners delaying purchasing or upgrade decisions until there is widespread market acceptance of SumTotal enterprise suite 7.0; (iv) inability to fix in a timely fashion, or unanticipated bugs, errors or defects that materially impact the functionality or usability of SumTotal enterprise suite 7.0, or unanticipated problems in customer upgrades to SumTotal enterprise suite 7.0 from prior SumTotal products; (v) long sales cycles for closing software contracts and seasonality in purchasing decisions; (vi) an emerging and rapidly evolving market; (vii) adverse changes in general economic or market conditions; (viii) dependence on the growth of SumTotal’s market and fluctuation in customer spending; (ix) delays or reductions in information technology spending; (x) the ability to attract and retain highly qualified employees, and the risk of losing employees; (xi) intense competition in the marketplace causing, among other things, pricing pressure; (xii) failure to comply with Section 404 of Sarbanes-Oxley in a timely fashion or at all, and/or material weaknesses or significant deficiencies in our internal controls and procedures and/or documentation thereof; (xiii) increase of litigation related costs, as well as the cost of potential settlements; (xiv) other market conditions that include risks and uncertainties such as risks associated with financial, economic, political, terrorist activity and other uncertainties; and (xv) other events and other important factors disclosed previously and from time to time in SumTotal’s filings with the Securities and Exchange Commission, including the quarterly report filed on Form 10Q on November 15, 2004. SumTotal Systems assumes no obligation to update the information in this press release or in the accompanying conference call.

Contact:	Neil Laird at 650-934-9525 or Nlaird@sumtotalsystems.com

SumTotal Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31, 2004	March 31, 2004 (1)	December 31, 2003
Assets

Current assets:
Cash, cash equivalents and short term investments	$34,718	$34,801	$12,862
Accounts receivable, net	19,099	13,942	10,359
Prepaid expenses and other current assets	1,781	1,996	795

Total current assets	55,598	50,739	24,016

Property and equipment, net	2,472	3,135	1,508
Goodwill	27,659	27,878	2,877
Intangible assets, net	9,491	13,360	2,560
Other assets	1,140	794	1,704

Total assets	$96,360	$95,906	$32,665

Liabilities and Stockholders’ Equity

Current liabilities:
Line of credit	—	—	3,521
Accounts payable	3,334	2,587	1,786
Accrued compensation and benefits	5,148	3,467	2,612
Other accrued liabilities	3,403	4,016	889
Restructuring accrual	506	1,518	—
Deferred revenue	15,690	9,681	5,361

Total current liabilities	28,081	21,269	14,169

Stockholders’ equity	68,279	74,637	18,496

Total liabilities and stockholders’ equity	$96,360	$95,906	$32,665

(1)	The March 31, 2004 balance sheet is presented as a comparative as it is the first post-acquisition balance sheet.

SumTotal Systems, Inc.

GAAP Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended December 31		Year Ended December 31
	2004	2003	2004	2003
Revenue:
License	$8,614	$1,564	$22,376	$9,134
Service and maintenance	10,114	4,280	32,828	20,353

Total revenue	18,728	5,844	55,204	29,487

Cost of revenue:
License	1,244	150	1,616	590
Service and maintenance	4,899	2,427	17,269	9,939
Amortization of intangible assets	1,386	353	4,794	1,176

Total cost of revenue	7,529	2,930	23,679	11,705

Gross margin	11,199	2,914	31,525	17,782

Operating expenses:
Research and development	3,366	1,659	11,558	6,024
Sales and marketing	6,922	2,989	22,489	12,123
General and administrative	3,000	1,313	10,775	5,530
Restructuring charge	—	—	1,137	—
In-process research and development	—	—	1,326	—

Total operating expenses	13,288	5,961	47,285	23,677

Loss from operations	(2,089)	(3,047)	(15,760)	(5,895)

Interest expense	—	(59)	(121)	(181)
Interest income	128	24	331	45
Other income (expense), net	102	—	(247)	—
Equity in losses of affiliate	—	(25)	(169)	(100)

Loss before provision for income taxes	(1,859)	(3,107)	(15,966)	(6,131)
Provision for income taxes	37	3	66	29

Net loss	$(1,896)	$(3,110)	$(16,032)	$(6,160)

Net loss per share, basic and diluted	$(0.09)	$(0.30)	$(0.87)	$(0.67)

Weighted average common shares outstanding, basic and diluted	20,640	10,421	18,367	9,237

SumTotal Systems, Inc.

Non-GAAP Financial Measures

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended December 31		Year Ended December 31
	2004	2003	2004	2003
GAAP License Revenue	$8,614	$1,564	$22,376	$9,134
Docent revenue for periods prior to acquisition (a)	—	3,684	2,002	13,342
Deferred revenue adjustment (b)	273	—	1,907	—

Total Non-GAAP License Revenue	8,887	5,248	26,285	22,476

Total GAAP Revenue	$18,728	$5,844	$55,204	$29,487
Docent revenue for periods prior to acquisition (a)	—	8,464	5,729	30,238
Deferred revenue adjustment (b)	746	—	4,622	—

Total Non-GAAP Revenue	19,474	14,308	65,555	59,725

GAAP Net Loss	$(1,896)	$(3,110)	$(16,032)	$(6,160)
Docent net loss for periods prior to acquisition (c)	—	(2,477)	(5,146)	(10,705)
Deferred revenue adjustment (b)	746	—	4,622	—
Deferred cost adjustment (d)	(19)	—	185	—
Amortization of intangibles (e)	1,140	220	3,464	880
Stock based compensation (f)	264	148	1,675	908
Docent acquisition expenses (g)	—	1,152	2,200	1,152
Restructuring charge (h)	—	(64)	1,137	(391)
In-process research and development (i)	—	—	1,326	—

Non-GAAP Net Income (Loss)	235	(4,131)	(6,569)	(14,316)

Use of Non-GAAP Financial Measures

SumTotal uses Non-GAAP financial measures for license revenue, total revenue and net income (loss) for internal purposes. Management uses this data to provide it with greater visibility on the underlying operations and cash flows of the company and to provide better visibility on how the current results compare to the historic results of both Docent and Click2learn. Specifically, these numbers include the full results of both Docent and Click2learn for the periods prior to the merger. They also exclude the impact of the deferred revenue and prepaid license cost adjustments resulting from the acquisition of Docent by Click2learn on March 18, 2004, and exclude certain cash and non-cash charges arising from the acquisition and related transactions including stock based compensation, amortization of intangibles, acquisition costs, in-process research and development and restructuring costs. The company believes this information, when used in conjunction with the GAAP statement of operations, may provide useful additional insight into the underlying operations of the company, but should not be considered superior to, or as a substitute for, GAAP measures.

Detail of Adjustments

(a)	Includes the GAAP license and total revenue recorded by Docent in the periods prior to the acquisition
(b)	Shows the impact for the period of the Docent deferred revenue as of March 31, 2004 that was not applied against the purchase price of the acquisition
(c)	Includes the GAAP losses recorded by Docent in the periods prior to the acquisition
(d)	Shows the impact for the period of the Docent deferred cost as of March 31, 2004 associated with the deferred revenue adjustment
(e)	Eliminates the amortization of all intangibles relating to Docent
(f)	Eliminates the stock-based compensation charge associated with Docent
(g)	Eliminates the acquisition related expenses charged to expense in Docent’s GAAP results
(h)	Eliminates the restructuring charge
(i)	Eliminates the in-process R & D charge associated with the Docent acquisition